UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2008

PATHOGENICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123431	43-2078278
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

99 Derby Street
Suite 200
Hingham, MA	02043
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (781) 556-1090

Item 8.01. Other Events.

On February 25, 2008, OPKO Health, Inc. and Pathogenics, Inc. announced the publication of preclinical data demonstrating the potential therapeutic utility of their proprietary formulation of N-Chlorotaurine (NCT) in the treatment of Acanthamoeba keratitis (AK), a serious eye infection that can result in vision impairment or blindness. The study was published in the current edition of Antimicrobial Agents and Chemotherapy.

OPKO has in-licensed exclusive worldwide development and commercialization rights to a proprietary formulation of NCT for ocular uses from Pathogenics, Inc. OPKO is currently developing NCT for the treatment of viral conjunctivitis, while Pathogenics is assessing NCT in Phase II studies for topical and body cavity infections.

Item 9.01 Financial Statements and Exhibits.

Ex. No.	Description
99.1	Press Release dated February 25, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pathogenics, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHOGENICS, INC.

Date: February 25, 2008	By:	/s/ Frederic P. Zotos

Name: Frederic P. Zotos Title: President and Chief Executive Officer